UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/03/2006

Centene Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-33395

Delaware	42-1406317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7711 Carondelet Avenue, Suite 800, St. Louis, MO 63105
(Address of principal executive offices, including zip code)

314-725-4477
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 3, 2006, in connection with our acquisition of US Script, Inc. (US Script) discussed under Item 8.01, we borrowed $30 million from our $200 million revolving line of credit. The borrowed funds may be repaid at any time before the expiration date of the credit agreement, which is September 9, 2010. Including this transaction, we have $105 million in borrowings outstanding under the agreement. The material terms of our revolving credit agreement are described in our Forms 8-K filed with the Securities and Exchange Commission on September 16, 2004 and September 9, 2005.

Item 8.01.    Other Events

On January 4, 2006 we acquired US Script, a pharmacy benefits manager, for $40 million in cash. If US Script achieves certain EBITDA targets over a five-year period, additional consideration of up to $10 million may be paid. US Script will be managed by our wholly-owned specialty services subsidiary, CenCorp Health Solutions.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centene Corporation

Date: January 05, 2006	By:	/s/ Karey L. Witty
Karey L. Witty
Senior Vice President and Chief Financial Officer